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                                                                   EXHIBIT 10.37


                    EMPLOYMENT AGREEMENT dated as of June __, 2000, between PACER INTERNATIONAL, INC., a Tennessee corporation (the "Company"), and EUGENE K. PENTIMONTI (the "Executive").
                     -------                                   ---------

     The Company and the Executive are entering into this Agreement to set forth the terms of the Executive's employment with the Company. Accordingly, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:

     Section 22.  Duties.  On the terms and subject to the conditions contained
                  ------
in this Agreement, the Executive will be employed by the Company as an Executive Vice President of the Company and as the President and Chief Operating Officer of the Company's Pacer Stacktrain division (the "Division"). The Executive
                                                 --------
shall perform such duties and services on behalf of the Company and its affiliates consistent with such positions as may reasonably be assigned to the Executive from time to time by the Board of Directors of the Company (the "Board") or the more senior officers of the Company. Such duties will include
 -----
(i) responsibility for the overall financial performance of the Division and
(ii) strategic positioning of the Division for long-term strong financial performance.

     Section 23.  Term.  Unless sooner terminated in accordance with the
                  ----
applicable provisions of this Agreement, the Executive's employment hereunder shall be for the period (including any extensions thereof, the "Employment
                                                                ----------
Period") commencing on the date hereof (the "Commencement Date") and initially
------                                       -----------------
ending on the fifth anniversary of the date hereof. Subject to the applicable provisions of this Agreement regarding earlier termination, the Employment Period shall be extended automatically one day prior to each anniversary of the Commencement Date, beginning with the fourth anniversary thereof, in each case for an additional period of one year.

     Section 24.  Time to be Devoted to Employment.  During the Employment
                  --------------------------------
Period, the Executive will devote all of the Executive's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its affiliates. The Executive will not engage in any other business or activity which, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Executive's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     Section 25.  Base Salary; Bonus; Benefits.
                  ----------------------------

          (a) During the Employment Period, the Company (or any of its affiliates) shall pay the Executive a minimum annual base salary (the "Base
                                                                       ----
Salary") of $250,000, payable in such installments (but not less often than
------
monthly) as is generally the policy of

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the Company with respect to the payment of regular compensation to its executive officers. The Base Salary may be increased from time to time in the sole discretion of the Board. The Executive will also be entitled to vacation under the Company's policy, but in any event no less than four (4) weeks vacation per year occurring during the Employment Period, commencing after the first anniversary of the Commencement Date, and such other benefits as may be made available to other executive officers of the Company generally, including, without limitation, participation in such health, life and disability insurance programs and retirement or savings plans, if any, as the Company may from time to time maintain in effect, subject to the Company's right from time to time to amend, modify, change or terminate in any respect any of its Executive benefit plans, policies, or programs. The Executive will also be entitled to the use of a vehicle provided by the Company or its affiliates or an equivalent monthly car allowance in accordance with the Company's or its affiliates' policy with respect to its executive officers.

          (b) In addition to the Base Salary and benefits set forth in paragraph (a) above, during the Employment Period the Executive will be entitled to receive a cash incentive bonus, if any, with respect to each calendar year occurring during the Employment Period, commencing with the calendar year ending December 31, 2000, such bonus to be paid in a lump sum following the end of the calendar year with respect to which such bonus is payable (such payment to be made at the same time performance bonuses are paid to the other executive officers of the Company). If the Executive's employment with the Company is terminated for any reason other than without "cause" pursuant to Section 7(b) below, neither the Company nor any of its subsidiaries or affiliates will be obligated to pay the Executive any bonus with respect to the calendar year of the Company in which such termination occurred or thereafter. If the Executive's employment with the Company is terminated without "cause" pursuant to Section 7(b) below, the Executive will be entitled to receive that portion of the bonus payable for the calendar year of the Company during which such termination occurs pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days, payable in accordance with the first sentence of this Section 4(b). The bonus payable with respect to the year ending December 31, 2000, will be determined in the manner described on Exhibit A attached hereto. The bonus payable for each calendar year occurring
---------
during the Employment Period after the year 2000, if any, shall be subject to and determined based on the achievement specified performance targets determined by Board and applicable to the other executive officers of the Company and its subsidiaries.

          (c) The Executive acknowledges his receipt from the Company of the amount of $85,000 in payment or reimbursement of moving expenses and other relocation transaction costs incurred and to be incurred by the Executive in connection with his commencement of work for the Company. To the extent that such payment is taxable to the Executive, the Company will pay the Executive a bonus in an amount equal (as nearly as may be practicable) to his actual net federal and state income tax liability incurred and attributable to such payment and such bonus (such net tax liability to be jointly determined by the Company and the Executive in consultation with their respective tax advisers, including taking into account the tax savings realized or realizable by the Executive as a result of deductions taken or allowable with respect to

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such moving expenses and other relocation transaction costs).

     Section 26.  Reimbursement of Expenses.  During the Employment Period, the
                  -------------------------
Company shall reimburse the Executive in accordance with Company policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Executive for or on behalf of the Company in connection with the performance of the Executive's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

     Section 27.  Disability or Death.  If, during the Employment Period, the
                  -------------------
Executive is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Executive mentally or
                 ----------
physically incapable of performing the services required to be performed by the Executive under this Agreement for any period of 90 consecutive days or for an aggregate of 180 days in any period of 360 consecutive days, the Company may, at any time thereafter, at its option, terminate the Executive's employment under this Agreement immediately upon giving the Executive written notice to that effect. In the event of the Executive's death, the Executive's employment will be deemed terminated as of the date of death.

     Section 28.  Termination.
                  -----------

          (a) The Company may terminate the Executive's employment hereunder at any time for "cause" by giving the Executive written notice of such termination, containing reasonable specificity of the grounds therefor. For purposes of this Agreement, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Company or any of its affiliates, (ii) willful neglect of the Executive's duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the Executive reports, including, without limitation, the violation of any material policy of the Company or of any of its affiliates that is applicable to the Executive,
(iii) the material breach of any of the provisions of this Agreement or any other written agreement between the Executive and the Company or any of its affiliates and, if such breach is capable of being cured, the Executive's failure to cure such breach within 30 days of receipt of written notice thereof from the Company, (iv) the Executive's commission of a felony, (v) the Executive's commission of an act of fraud or financial dishonesty with respect to the Company or any of its affiliates or (vi) any conviction of the Executive for a crime involving moral turpitude or fraud. A termination pursuant to this
Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby.

          (b) The Company may terminate the Executive's employment hereunder at any time without "cause" by giving the Executive written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of the notice.

     Section 29.  Effect of Termination.
                  ---------------------

          (a) Upon the effective date of a termination of the Executive's employment under this Agreement for any reason other than a termination without cause pursuant to Section 7(b), neither the Executive nor the Executive's beneficiaries or estate shall have

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any further rights under this Agreement or any claims against the Company or any of its affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such earlier period as may be required by applicable law):

               (i)   the unpaid portion of the Base Salary provided for in
     Section 4, computed on a pro rata basis to the effective date of such termination;

               (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 5; and

               (iii) the unpaid portion of any amounts earned by the Executive prior to the effective date of such termination pursuant to any benefit program in which the Executive participated during the Employment Period; provided, however, the Executive shall not be entitled to receive any
     --------  -------
     benefits under any benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period.

          (b) Upon termination of the Executive's employment under this Agreement pursuant to Section 7(b), neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) and (iii) below in the case of amounts due thereunder (or in each case such earlier period as may be required by applicable law):

               (i)   the payments, if any, referred to in Section 8(a) above;

               (ii) provided that the Executive is not in breach of any provision of this Agreement surviving such termination, continued payment of the Base Salary for a period of twenty-four months following the effective date of such termination, payable during such period in such manner as the Base Salary is payable pursuant to Section 4(a), reduced by any amounts the Executive (or the Executive's beneficiaries or estate) receives or is entitled to receive as salary or other cash compensation from subsequent employment or for services rendered during such period, up to a maximum of all amounts due to the Executive under this Section 8(b)(ii) (and in order to carry out the intent of the immediately preceding sentence, the Executive agrees, for the Executive and the Executive's beneficiaries or estate, to provide the Company with such information as the Company may reasonably request regarding the Executive's receipt of, or right to receive, salary and other cash compensation from subsequent employment or for services rendered or to be rendered during or with respect to such period); and

               (iii) provided that the Executive is not in breach of any provision of this Agreement surviving such termination, continued payment of any bonus (or portion thereof), if any, payable in accordance with
     Section 4(b) with respect to the fiscal year in which such termination occurs.

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     Section 30.  Disclosure of Information.
                  -------------------------

          (a) From and after the date hereof, the Executive shall not at any time use or disclose to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Executive's duties under and in compliance with this Agreement and as required by law and judicial process, any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Executive make use of any of the Confidential Information for the Executive's own purposes or for the benefit of any person or entity except the Company or any subsidiary thereof. The covenant contained in this Section 9 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

          (b)  For purposes of this Agreement, the term "Confidential
                                                         ------------
Information" means (i) the Intellectual Property Rights (as hereinafter defined)
-----------
of the Company and its affiliates and (ii) all other information of a proprietary or confidential nature relating to the Company or any affiliate thereof, or the business or assets of the Company or any such subsidiary, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than
(A) information which is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by the Executive or (B) information which the Executive receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

          (c)  As used herein, the term "Intellectual Property Rights" means all
                                         ----------------------------
industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     Section 31.  Noncompetition Covenant.
                  -----------------------

          (a)  The Executive will not during the period (the "Non-Competition
                                                              ---------------
Period") encompassing the Employment Period and the two years following the date
------
of the termination of his employment with the Company and its subsidiaries for any reason (i) in any geographic area where the Company or any of its subsidiaries or affiliates conducts business during the Non-Competition Period, directly or indirectly engage or participate in (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner, or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in below); (ii) deal,

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directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or affiliates to become an officer, director, or agent of the Executive, the Executive's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or affiliates or any trade name used by any of them. Ownership by the Executive for investment purposes only of less than 2% of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The covenant contained in this
Section 10 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

          (b)  As used herein, the term "Competing Business" means any
                                         ------------------
transportation or other business that the Company or any of its affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States, Canada or Mexico including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-than-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management, and (ix) railroad signal project management.

     Section 32. Inventions Assignment.  During the Employment Period, the
                 ---------------------
Executive shall promptly disclose, grant and assign to the Company for its and its affiliates' sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company and its affiliates (collectively, the "Inventions") which the Executive
                                               ----------
may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection with the previous sentence, (a) the Executive shall, at the expense of the Company (including a reasonable payment (based on the Executives last per diem earnings) for the time involved if the Executive is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)), promptly execute and deliver such applications assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) at the expense of the Company (including a reasonable payment, based on the Executive's last per diem earnings, for the time involved if the Executive is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)), the Executive shall render reasonable assistance to the Company as may be required in the prosecution of applications for said patents, copyright, reissues or other proprietary rights, in the prosecution or defense of

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interferences or infringements that may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company may be involved relating to the Inventions. The covenant contained in this Section 11 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

     Section 33.  Assistance in Litigation.  At the request and expense of the
                  ------------------------
Company (including a reasonable payment, based on the Executive's last per diem earnings, for the time involved if the Executive is not then in the Company's employ or receiving severance payments from the Company pursuant to Section 8(b)(ii)) and upon reasonable notice, the Executive shall, at all times during and after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which the Company may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then the Executive will only be required to render assistance to the Company to the extent that the Executive can do so without materially affecting the Executive's other business obligations. The covenant contained in this Section 12 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

     Section 34.  Entire Agreement; Amendment and Waiver.  This Agreement
                  --------------------------------------
contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement between the Executive and the Company or any predecessor of the Company or any of their respective affiliates. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     Section 35.  Notices.  All notices or other communications pursuant to this
                  -------
Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Company, to it at:
               1340 Treat Boulevard, Suite 200
               Walnut Creek, CA 94596
               Attention:  Chairman of the Board
               Telecopier: (925) 979-4215
               Telephone:  (925) 979-4480

          (b) if to the Executive, to him or her at his or her last known address contained in the records of the Company.

     Section 36.  Headings.  The section headings in this Agreement are for
                  --------
convenience only and shall not control or affect the meaning of any provision or this Agreement.

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     Section 37.  Severability.  In the event that any provision of this
                  ------------
Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement: provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 38.  Remedies.  The Executive acknowledges and understands that the
                  --------
provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Executive further acknowledges that in the event of a breach of any of the covenants contained in Section 9, 10 and 11 of this Agreement, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

     Section 39.  Representation.  The Executive hereby represents and warrants
                  --------------
to the Company that (a) the execution, delivery and performance of this Agreement by the Executive do not breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject and (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, confidentiality agreement or similar agreement with any other person or entity.

     Section 40.  Benefits of Agreement; Assignment.  The terms and provisions
                  ---------------------------------
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. This Agreement shall not be assignable by any party hereto without the consent of the other party hereto, except that the Company may assign this Agreement or its right hereunder to a direct or indirect wholly-owned subsidiary of the Company or to any person or entity succeeding to all or any substantial portion of their respective businesses.

     Section 41.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the domestic laws of the State of California without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     Section 42.  Mutual Waiver of Jury Trial.  THE PARTIES DESIRE THAT THEIR
                  ---------------------------
DISPUTES BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAWS.

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THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL
SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     Section 43.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, and each such counter part shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                     *****

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     IN WITNESS WHEREOF, the parties have executed and delivered this Employment
Agreement effective as of the date first written above.

                                        THE COMPANY:
                                        -----------

                                        PACER INTERNATIONAL, INC.


                                        By:___________________________________
                                            Lawrence C. Yarberry
                                            E. V. P. & Chief Financial Officer


                                        THE EXECUTIVE:
                                        -------------


                                        ______________________________________
                                        Eugene K. Pentimonti

                                       10
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                                   Exhibit A
                                    to the
                Employment Agreement with Eugene K. Pentimonti
                ----------------------------------------------

                      Bonus Payable for Fiscal Year 2000
                      ----------------------------------


In this Exhibit A, the term "Operating Income" means the operating income of the
        ---------            ----------------
Division for the period from January 1 through December 31, 2000, determined in accordance with generally accepted accounting principles consistently applied through such period as set forth in the final statement of income or operations for the Division for such period (after giving effect to the liability for any such bonus payable hereunder and under other bonus plans of the Division).

The bonus payable for fiscal year 2000, if any, will be calculated as follows:

(1) if Operating Income is less than or equal to $47,500,000, then no bonus shall be due or payable;

(2) if Operating Income is greater than $47,500,000 and less than or equal to $51,700,000, then the Executive shall be entitled to receive a bonus in an amount equal to the product of (x) $135,000 multiplied by (y) the quotient
                                                 -------------
     obtained by dividing (1) the amount by which such Operating Income exceeds $47,500,000 by (2) $4,200,000;

(3) if Operating Income is greater than $51,700,000, the Executive shall be entitled to receive a bonus in an amount equal to the sum of (a) the amount calculated pursuant to clause (2) above, plus (b) the product of (x)
                                              ----
     $35,000 multiplied by (y) the quotient obtained by dividing (1) the amount
             -------------
     by which such Operating Income exceeds $51,700,000 by (2) $2,100,000;


provided, however, that in no event will the aggregate bonus payable with
--------  -------
respect to the calendar year 2000 exceed $170,000.

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